Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 6, 2019

Cousins Properties Incorporated

3344 Peachtree Road NE, Suite 1800

Atlanta, GA 30326

RE: Registration Statement on Form S-4 (File No. 333-230968)

Ladies and Gentlemen:

We have acted as special counsel to Cousins Properties Incorporated, a Georgia corporation (the “Company”), in connection with the preparation and filing of the above captioned Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offering by the Company of shares of the Company’s common stock, par value $1 per share (the “Common Stock”), which may be issued to the common stockholders of TIER REIT, Inc., a Maryland corporation (“TIER”), in connection with the Agreement and Plan of Merger, dated as of March 25, 2019, by and among Cousins, TIER and Murphy Subsidiary Holdings Corporation, a Maryland corporation and wholly owned subsidiary of the Company (the “Merger Agreement”), pursuant to which TIER will merge with and into Murphy Subsidiary Holdings Corporation (the “Merger”).

For the purposes of giving the opinion contained herein, we have examined the Registration Statement, the Merger Agreement, the restated and amended articles of incorporation of the Company, as amended, and the amended and restated bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinion set forth below, we have also assumed that (a) prior to the issuance of any shares of the Common Stock pursuant to the Merger Agreement, the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded and (b) when issued in book entry form, an appropriate account statement evidencing shares of the Common Stock credited to the recipients’ accounts maintained with the transfer agent has been issued by said transfer agent.

Based upon and subject to the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations set forth herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that when the Registration Statement has been declared effective by the SEC and the shares of the Common Stock have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Merger Agreement and the Registration Statement, such shares of the Common Stock will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York, we have not considered, and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the shares of the Common Stock to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

Wachtell, Lipton, Rosen & Katz